ISO9001

Guangdong Zhongjian Certification Co., Ltd.

CERTIFICATE OF CONFORMITY OF QUALITY MANAGEMENT SYSTEM CERTIFICATION

No: 0070016Q12162R0M

This is to certify that the quality system of

BENEFACTUM ALLIANCE BUSINESS CONSULTANT (BEIJING) CO., LTD.

REGISTERED ADDRESS: 1105 & 1106, 10F, BUILDING 1, NO.6, DANLING STREET, HAIDIAN DISTRICT, BEIJING CITY
OFFICE ADDRESS: 2401-2404, SHIMAO BUILDING, NO.2299, YAN'AN WEST ROAD, CHANGNING DISTRICT, SHANGHAI CITY

Organization Code: 91110108078587665C

is in conformity with

GB/T 19001–2008 / ISO 9001:2008 Standard

This system is valid for the

ONLINE FINANCIAL ASSET TRADING PLATFORM SERVICE

（If the above scope involves pre-approval of administration permission and compulsory certification, this certificate only covers products/ services in the approved / certified scope.）

Date of issue: 2016-7-12

Term of validity of this certificate:from 2016-7-12 to 2018-9-14 inclusive

Approval of the first surveillance audit Zhongjian Certification Co.,Ltd.	Approval of the second surveillance audit Zhongjian Certification Co.,Ltd.	Approval of the third surveillance audit Zhongjian Certification Co.,Ltd.

Representative of The Company

CNAS

MANAGEMENT SYSTEM
CNAS C007- Q

MEMBER OF MULTILATERAL IAF RECOGNITION ARRANGEMENT

The validity of this certificate could be confirmed via official Website Of CNCA (www.cnca.gov.cn)
Further to the certificate applicability, please enquire the certified organization: visit www.gzcc.org.cn or contact GZCC 020-66390902
4/F. Huajing Building, Guangzhou Dadaozhong, Guangzhou City, Guangdong Province, China (510600) Guangdong Zhongjian Certification Co., Ltd.